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                                   EXHIBIT 7.1

                            AGREEMENT OF JOINT FILING

     Gerald R. Forsythe, Forsythe Racing, Inc. and Indeck Energy Services, Inc. hereby agree that the Schedule 13D to which this Agreement is attached as an exhibit may be filed on behalf of each such person.

Dated:   November 13, 2001


                                    /s/ Gerald R. Forsythe
                                    --------------------------------------------
                                    Gerald R. Forsythe


                                    FORSYTHE RACING, INC.


                                    /s/ Gerald R. Forsythe
                                    --------------------------------------------
                                    By: Gerald R. Forsythe, Chairman and CEO


                                    INDECK ENERGY SERVICES, INC.


                                    /s/ Gerald R. Forsythe
                                    --------------------------------------------
                                    By: Gerald R. Forsythe, Chairman and CEO